Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Forms S-3 of our report dated March 31, 2025, with respect to the consolidated financial statements of Healthcare Triangle, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2024, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPA’s, PLLC
M&K CPA’s, PLLC
The Woodlands, TX
October 16, 2025